Exhibit 99.1

www.CellTherapeutics.com

Cell Therapeutics Announces Planned Reverse Stock Split

August 8, 2012 Seattle—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) announced that the Company’s Board of Directors approved a reverse stock split in order to regain compliance with The NASDAQ Stock Market LLC (the “NASDAQ”) minimum closing bid price of $1.00 per share. Upon the effectiveness of the reverse stock split, each of the Company’s shareholders will receive one new share of the Company’s common stock (the “Common Stock”) for every five shares such shareholder holds. The reverse stock split will affect all of the Company’s authorized shares, including all outstanding shares of Common Stock as well as the number of shares of Common Stock underlying stock options, warrants and other exercisable or convertible instruments outstanding at the effective time of the reverse stock split.

It is anticipated that the reverse stock split will become effective on or about September 2, 2012. The Company expects to achieve compliance if the closing bid price of the Common Stock is $1.00 per share or more for a minimum of ten consecutive trading days before December 26, 2012. The Common Stock is scheduled to begin trading on a split-adjusted basis on the Mercato Telematico Azionario stock market (the “MTA”) in Italy on September 3, 2012 and The NASDAQ Capital Market in the United States on September 4, 2012. On The NASDAQ Capital Market, trading of the Common Stock will appear under the temporary trading symbol “CTICD” in order to inform the investment community of the reverse stock split. The Company’s trading symbol is expected to revert to “CTIC” on or about October 2, 2012. The Company’s trading symbol on the MTA will not change due to the reverse stock split.

3101 Western Ave. #600	T 206.282.7100
Seattle, WA 98121	F 206.284.6206

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

Sign up for email alerts and get RSS feeds at our Web site, http://www.CellTherapeutics.com/investors_alert

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the Company include risks associated with preclinical and clinical developments in the biopharmaceutical industry, including, without limitation, that the Company may experience unexpected delays in the regulatory approval process of its products, the Company’s ability to continue to raise capital as needed to fund its operations, that the reverse stock split may not increase the per-share-trading price of the Common Stock to regain compliance with the NASDAQ listing requirements for continued listing on The NASDAQ Capital Market, that even after reverse stock split, the closing bid price of the Common Stock may not be $1.00 or more for a minimum of ten consecutive trading days before December 26, 2012, that the reverse stock split may not become effective on or about September 2, 2012, that the Common Stock may not begin trading on a split-adjusted basis on the MTA on September 3, 2012 and/or The NASDAQ Capital Market on September 4, 2012, that the Company’s trading symbol may not revert to “CTIC” on or about October 2, 2012, competitive factors, technological developments, costs of developing, producing and selling the Company’s product candidates, and the risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 10-Q and 8-K. Except as may be required by law, the Company does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

3101 Western Ave. #600	T 206.282.7100
Seattle, WA 98121	F 206.284.6206

Investors Contact:

Ed Bell

T: 206.282.7100

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

3101 Western Ave. #600	T 206.282.7100
Seattle, WA 98121	F 206.284.6206